SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 7, 2003
Commission File No 0-2892


THE DEWEY ELECTRONICS CORPORATION

A New York Corporation

I.R.S. Employer Identification
No. 13-1803974

27 Muller Road
Oakland, New Jersey  07436
(201) 337-4700


Item 12.  Results of Operations and Financial Condition

On October 7, 2003, The Dewey Electronics Corporation (the
"Company") announced its results for the year ended
June 30, 2003. The Company's earnings release for the year ended June 30, 2003 (the "Press Release") is attached as Exhibit 99.1.

Item 7.  Exhibits

99.1  Press Release of the Company dated October 7, 2003.






SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: October 7, 2003

/s/ Thom A. Velto
Thom A. Velto, Treasurer
Principal Accounting Officer


INDEX TO EXHIBITS

Exhibit Number  Description

99.1 Press Release of The Dewey Electronics Corporation, dated October 7, 2003




Exhibit Number 99.1


The Dewey Electronics Corporation Reports Fiscal 4th Quarter and Year-End Results


Oakland, NJ - October 7, 2003 - The Dewey Electronics
Corporation (OTC: DEWY OB) announced today fiscal fourth quarter and year-end results for the period ended June
30, 2003.

For the fiscal year ended June 30, 2003, the Company reported net income of $286,000, or $0.21 per basic share and $0.20 per diluted share, on revenues of $6.4 million, compared with net income of $875,000, or $0.65 per basic share and $0.63 per diluted share, on $8.9 million of revenues for the 2002 fiscal year.

For the fiscal fourth quarter, the Company reported net income of $1,574, or $0.00 per basic and diluted share, compared with net income of $144,315, or $0.10 per basic and diluted share for the fiscal fourth quarter of 2002.
Revenues for the quarter were $1.7 million, compared with revenues of $2.2 million reported for the fiscal fourth quarter of 2002.

John Dewey, President and Chief Executive Officer, commenting on the results of the Company, said, "During this past fiscal year, the Company continued to invest in its efforts to improve its products and existing technologies. I believe these efforts, in large part, made possible the Company's new contract with the United States Army Communications-Electronic Command for the research and development of improvements to the current 2kW Generator set of approximately $1.8 million. This was awarded
September 9, 2003, and work under the contract is expected to continue into the next fiscal year ending 2005."

"Also, the Company was recently recognized as one of "the New Jersey Technology Fast 50", the top 50 fastest growing technology firms in New Jersey between 1998 and 2002." The program sponsors include the New Jersey
Technology Council, NASDAQ, Wachovia Bank, and Regional
Business Partnership.

"These positive developments come at a time when our primary customer within the U.S. Army has had diminishing requirements.
We are pleased at the progress the Company has made during this past year in these times of increased uncertainty."

About The Dewey Electronics Corporation:

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.


              The Dewey Electronics Corporation
                     Financial Highlights
       (In thousands of Dollars, Except Per Share Amounts)


                   Fiscal Year       Fiscal Fourth
                   Ended June 03,   Quarter June 30,

                   2003   2002      2003   2002

Revenues         $6,362  $8,916    $1,661  $2,178

Net Income        $286     $875        $2    $144

Net Income Per
 Share:
  Basic          $0.21   $0.65      $.00    $0.10
  Diluted        $0.20   $0.63      $.00    $0.10


This release contains forward-looking statements as defined in Section 21E of the Securities Exchange
Act of 1934, including statements about future business operations, financial performance and market conditions.
Such forward-looking statements involve risks and uncertainties inherent in business forecasts, including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.

This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.











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NY 8k OCT 7 03.doc

NY 8k OCT 7 03.doc